SERVICE CONTRACT
Between
SanguiBioTech  AG
     Forschungs-  und  Entwicklungszentrum  (FEZ)
     Alfred-Herrhausen-Str.  44
     D-58455  Witten  an  der  Ruhr
represented by the Supervisory Board, the latter represented by its President, Axel J. Kutscher, Frankensteiner Platz 95, D-60594 Frankfurt/M.,
                                      - hereinafter referred to as the Company -

and
Mr.  Prof.  Dr.  Dr.  Wolfgang  Barnikol
     Lanzelhohl  66
     D-55128  Mainz
                     - hereinafter referred to as Member of the Managing Board -



                          1 APPOINTMENT, TASKS AND DUTIES

     (1) The Member of the Managing Board is employed with effect from 15 May 1998.
     (2) According to the resolution passed by the Supervisory Board on 14 May 1998, the Member of the Managing Board has been appointed with effect from
15 May 1998 for a term of 5 (five) years as a Member of the Managing Board having sole power of representation and being exempted from the restrictions
under   181  of  the  BGB.
     (3) The Member of the Managing Board shall conduct the business of SanguiBioTech AG, together with the other members of the Managing Board, in accordance with the laws, the Articles of Association, the rules of procedure for the management of the Company and the resolutions of the Supervisory Board, taking into account this Contract.


                      2 ADDITIONAL OCCUPATION AND COMPETITION

     (1) The Member of the Managing Board shall use his working capacity exclusively for the Company and its affiliated companies. The assumption of any additional occupation, whether for or without remuneration, of honorary posts in the professional area, of posts in supervisory boards or similar mandates is subject to the prior written approval of the Supervisory Board.
     (2) During the term of this Service Contract, the Member of the Managing Board is prohibited from participating in any business firm that is in competition with the Company or maintains substantial business relations with the Company. A possession of shares that does not enable an influence on the organs of such business firm shall not be considered a participation.

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(3)  The above does not apply to activities for or a participation in affiliated companies as well as to the activities of the Member of the Managing Board as the head of the sector of Clinical Physiology or a comparable activity at the private university of Witten/Herdecke.


                                  3 REMUNERATION

     (1) The Member of the Managing Board shall receive an annual remuneration to the amount of US$ 112,000 (one hundred and twelve thousand US Dollars) to be paid in 12 equal instalments of US$ 8,000 (eight thousand US Dollars) each at the end of every month after withholding the legal deductions. Together with the instalments for the months of June and November, respectively, there shall be paid another instalment to the amount of US$ 8,000 (eight thousand US Dollars) each. The payment shall be transferred in a cashless manner to a national bank account to be indicated by the Member of the Managing Board.
     (2) As far as the Member of the Managing Board is not subject to compulsory statutory health and pension insurance, the Company shall be obliged to pay half of the contributions to adequate health insurance and old-age provision, however not more than 50 % of the maximum contributions of the statutory health and pension insurance.
(3) The performance of any tasks for affiliated companies shall be regarded as compensated by the above-mentioned remuneration, unless the performance of such tasks substantially increases the workload. This does not apply to the work of the Member of the Managing Board for GlukoMediTech AG.
(4) Half of any earnings from other service contracts or posts performed by the Member of the Managing Board in the interest or on behalf of the Company shall be set off against the remuneration under Item 1 above. This does not apply to remuneration for the work for GlukoMediTech AG.
(5) The Member of the Managing Board shall be provided with an adequate service car for service and private use. The taxes incurred on payment in kind shall be borne by the Member of the Managing Board.
(6) The reimbursement of expenses incurred by the Member of the Managing Board in performing his service activities, including travel and entertainment expenses, shall be subject to the respectively applicable policy of the Company.


    4 CONTINUED PAYMENT OF REMUNERATION IN CASE OF ILLNESS, ACCIDENT AND DEATH

     (1) In case the Member of the Managing Board, without own fault, is prevented from rendering his services due to incapacity for work caused by illness, the remuneration under 3 shall continue to be paid during the time of the incapacity for work, up to a maximum period of 6 months. If the Member of the Managing Board receives sickness benefit from his health insurance during the incapacity for work, it is to be set off.
     (2) If the Member of the Managing Board dies during the term of the Service Contract, his wife and the joint legitimate children as joint and several creditors or another person to be named by the Member of the Managing Board who lives in cohabitation with him shall be paid the remuneration under 3 Subsec. 1 for the month of the death and the three following months.
(3) The Company shall appropriately insure the Member of the Managing Board against accidents.

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                           5 INDEMNITY AGAINST LIABILITY

     The Company shall indemnify the Member of the Managing Board against any claims of the Company or a third party for damages or other compensation, unless caused by intention or gross negligence of the Member of the Managing Board.


                               6 SERVICE INVENTIONS

     If the Member of the Managing Board makes any inventions during the term of his employment, the regulations of the Act on Employee Inventions, as amended, including any relevant regulations issued, shall be applicable.


                                    7  HOLIDAY

     The Member of the Managing Board shall be granted annual holiday of 30 working days that can also be taken in parts. The holiday shall be planned in agreement with the other members of the Managing Board, taking into account the Company's interests.


                                  8 CONTRACT TERM

     (1) The Contract is concluded for an initial term ending on 31 December 2003 and then shall be extended always for one year, unless terminated by either party, observing a notice period of 6 months. The notice of termination must be delivered by registered letter.
A termination by the Company shall be done by resolution of the Supervisory Board. A termination by the Member of the Managing Board must be declared before the Supervisory Board.
     (2) This shall not affect the right to terminate the Contract in exceptional cases. A reason for termination without notice by the Company shall exist in particular when the Member of the Managing Board is prohibited from performing his activity by court decision or legally valid administrative act.
     (3) The appointment as a Member of the Managing Board can be revoked by decision of the Supervisory Board at any time, notwithstanding any claims for remuneration and/or damages. Such revocation at the same time is to be regarded as a termination with effect from the next possible date.
(4) The Company can release the Member of the Managing Board from service duty if the Service Contract has been duly or extraordinarily terminated or the appointment as a Member of the Managing Board has been revoked.


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                             9 DUTY TO OBSERVE SECRECY

     (1) The Member of the Managing Board is obliged to observe secrecy on all internal affairs of the Company and affiliated companies within and outside the Company.
     (2) Upon termination of the Service Contract and upon his dismissal, the Member of the Managing Board must immediately return all documents and business papers to the Company. He must not make any copies of them.


                                10 FINAL PROVISIONS

     (1) Should any provision of this Contract be or become invalid, this shall not affect the validity of the remaining provisions. The parties undertake to agree, instead of the invalid provision, on a regulation that comes as close as possible to the economic meaning and purpose of the invalid provision.
     (2) There were not made any collateral agreements to this Contract. Any alterations of and additions to this Contract must be made in writing. The same applies to a waiver of the written form requirement.
(3) As far as the agreement on a place of jurisdiction is permissible, the place of jurisdiction for all disputes on or under this Contract shall be the seat of the Company in Mainz.


Witten,  30  June  1998


SanguiBioTech  AG                         Member  of  the  Managing  Board
/signature/                               /signature/
-----------                              -----------
Axel  J.  Kutscher                       Prof.  Dr.  Dr.  Wolfgang  Barnikol
President  of  the  Supervisory  Board